UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2022

NEW YORK MORTGAGE TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-32216	47-0934168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

90 Park Avenue
New York, New York 10016
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (212) 792-0107

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	NYMT	NASDAQ	Stock Market

8.000% Series D Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share, $25.00 Liquidation Preference	NYMTN	NASDAQ	Stock Market

7.875% Series E Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share, $25.00 Liquidation Preference	NYMTM	NASDAQ	Stock Market

6.875% Series F Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share, $25.00 Liquidation Preference	NYMTL	NASDAQ	Stock Market

7.000% Series G Cumulative Redeemable Preferred Stock, par value $0.01 per share, $25.00 Liquidation Preference	NYMTZ	NASDAQ	Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (§230.405 of this chapter) or Rule 12b-2 under the Exchange Act (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement with Kristine R. Nario-Eng

On February 1, 2022, New York Mortgage Trust, Inc., a Maryland corporation (the “Company”), entered into an employment agreement with Kristine R. Nario-Eng, the Company’s Chief Financial Officer (the “Employment Agreement”). The Employment Agreement memorializes the terms of Ms. Nario-Eng’s employment with the Company. The material terms of the Employment Agreement are as follows:

Term: The Employment Agreement has a two-year term, beginning on February 1, 2022 and ending on January 31, 2024 (unless sooner terminated in accordance with the terms thereof) and is subject to potential automatic annual one-year renewals after the initial term. Pursuant to the Employment Agreement, in the event the Company fails to provide Ms. Nario-Eng with written notice of its determination not to extend the term of the Employment Agreement at least 90 days prior to the expiration date of the initial or any applicable renewal term, the Employment Agreement will be automatically extended for an additional one-year period following the end of such term.

Base Salary: Pursuant to the Employment Agreement, Ms. Nario-Eng has an annualized base salary of $450,000, subject to future increases at the discretion of the Compensation Committee (the “Committee”) or the Board of Directors of the Company (the “Board”).

Annual Short-Term Incentive Awards: Ms. Nario-Eng is eligible to earn annual incentive bonuses based on the level of achievement of specified performance measures set by the Committee. No later than March 31 of each fiscal year during the term of the Employment Agreement, the Committee will adopt an annual incentive plan (the “Bonus Plan”) which will set forth the performance criteria for the fiscal year. If the executive or the Company, as the case may be, satisfies the performance criteria contained in the Bonus Plan for a fiscal year, the executive shall receive an annual incentive bonus in an amount pursuant to such Bonus Plan or as determined by the Committee, as applicable, and subject to ratification by the Board, if required.

Annual Long-Term Incentive Award: Ms. Nario-Eng is eligible to participate in the Company’s 2017 Equity Incentive Plan (as amended from time to time, the “Stock Incentive Plan”). Under the Stock Incentive Plan, Ms. Nario-Eng is eligible to receive annual long-term incentive awards with respect to shares of common stock of the Company. The Committee shall approve any such awards made to Ms. Nario-Eng pursuant to the Stock Incentive Plan and each award shall be governed by the terms and conditions of the Stock Incentive Plan and the applicable award agreement.

Termination/Severance: If Ms. Nario-Eng’s employment is terminated by the Company without Cause or due to Non-Renewal, or is terminated by Ms. Nario-Eng for Good Reason (as each such term is defined in the Employment Agreement), Ms. Nario-Eng would be entitled to the following (subject to satisfaction of the release requirements set forth in the Employment Agreement): (a) an amount equal to the product of (i) one, multiplied by (ii) the sum of (A) the executive’s annual base salary at the time of such termination, plus (B) the average annual incentive bonus earned by the executive during the two most recently completed fiscal years prior to the year in which the termination occurs; (b) COBRA reimbursements (or substitute payments) for her and her eligible dependents for up to 18 months; and (c) acceleration of any outstanding unvested equity awards; provided, however, that with respect to each award that is subject to a performance-based vesting condition, the extent to which such award shall vest and become earned shall remain subject to the applicable performance metrics calculated through the end of the applicable performance period.

If Ms. Nario-Eng’s employment is terminated due to her death, her designated beneficiaries would be entitled (subject to satisfaction of the release requirements set forth in the Employment Agreement) to the following: (a) an amount equal to the sum of the executive’s (i) annual base salary for the year in which the termination took place and (ii) the executive’s target bonus for the year in which the termination took place; (b) acceleration of any outstanding unvested equity awards held by her; provided, however, that with respect to each award that is subject to a performance-based vesting condition, the extent to which such award shall vest and become earned shall remain subject to the applicable performance metrics calculated through the end of the applicable performance period; and (c) continued benefits for her surviving spouse or other dependents covered under her health insurance policy as of the date of executive’s death for a period of 18 months.

If Ms. Nario-Eng’s employment is terminated due to her disability, she would be entitled (subject to satisfaction of the release requirements set forth in the Employment Agreement) to the following: (a) all amounts to which the executive is entitled under the disability plans, programs and policies maintained by the Company or in connection with employment by the Company; (b) COBRA reimbursements for her and her eligible dependents for up to 18 months; and (c) acceleration of any outstanding unvested equity awards; provided, however, that with respect to each award that is subject to a performance-based vesting condition, the extent to which such award shall vest and become earned shall remain subject to the applicable performance metrics calculated through the end of the applicable performance period.

If Ms. Nario-Eng’s employment is terminated by the Company with Cause or is terminated by Ms. Nario-Eng for other than Good Reason, the Company shall not have any further obligations to Ms. Nario-Eng other than payment of her full base salary through the date of termination at the rate in effect at the time notice of termination is given and all reasonable and customary expenses incurred by her in performing her duties prior to the date of termination.

Restrictive Covenants: Pursuant to the Employment Agreement, Ms. Nario-Eng is, under certain conditions, subject to one‑year post-employment non-competition and non-solicitation covenants, as well as confidentiality covenants.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

Change in Control Agreement

On February 1, 2022, the Company entered into a change in control agreement with Nathan R. Reese, the Company’s Chief Operating Officer and Secretary (the “Change in Control Agreement”). The Company may enter into the Change in Control Agreement with certain other employees of the Company as may be identified by the Board from time to time in substantially the form attached hereto as Exhibit 10.2 The material terms of the Change in Control Agreement are as follows:

Term: The Change in Control Agreement has a one-year term (subject to earlier termination if the executive is no longer employed by the Company) and is subject to potential automatic annual one-year renewals after the initial term. Pursuant to the Change in Control Agreement, in the event the Company fails to provide the executive with written notice of its determination not to extend the term of the Change in Control Agreement at least 60 days prior to the expiration date of the initial or any applicable renewal term, the Change in Control Agreement will be automatically extended for an additional one-year period following the end of such term (subject to earlier termination if the executive is no longer employed by the Company).

Termination/Severance: If during the term of the Change in Control Agreement the executive’s employment is terminated by the Company without Cause (and not as a result of his or her death or disability) or by the executive for Good Reason (as each such term is defined in the Change in Control Agreement), in each case on or within 12 months following a Change in Control (as such term is defined in the Stock Incentive Plan), the executive would be entitled to the following (subject to satisfaction of the release requirements set forth in the Change in Control Agreement): (a) an amount equal to the product of (i) one, multiplied by (ii) the sum of (A) the executive’s annual base salary at the time of such termination, plus (B) the average annual cash incentive bonus earned by the executive during the two most recently completed fiscal years prior to the year in which the termination occurs; and (b) COBRA reimbursements (or substitute payments) for the executive and his or her eligible dependents for up to 12 months. Upon termination for any other reason, the executive will be entitled to accrued but unpaid wages owed through the date of termination, any benefits to which the executive may be entitled in accordance with the Company’s established employee plans and payment for any unreimbursed reimbursable expenses incurred prior to the termination date.

Restrictive Covenant: Pursuant to the Change in Control Agreement, the executive is subject to a confidentiality covenant.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Change in Control Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description
10.1 †	Employment Agreement, dated as of February 1, 2022, by and between New York Mortgage Trust, Inc. and Kristine R. Nario-Eng.
10.2 †	Form of Change in Control Agreement.
104	Cover Page Interactive Data File, formatted in Inline XBRL.
† Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEW YORK MORTGAGE TRUST, INC.
(Registrant)

Date: February 4, 2022	By:	/s/ Kristine R. Nario-Eng
Name: Kristine R. Nario-Eng
Title: Chief Financial Officer